Exhibit 99.1

Zoned Properties to Present at the Emerging Growth Conference on March 6, 2024

Live Webcast to be Held at 1:45pm ET on Wednesday March 6, 2024

SCOTTSDALE, Ariz., February 27, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced that the Company will present virtually at the Emerging Growth Conference on Wednesday March 6, 2024 at 1:45 PM Eastern Time.

Zoned Properties invites individual and institutional investors as well as advisors and analysts, to attend its real-time, interactive presentation at the Emerging Growth Conference. This live, interactive online event will give existing shareholders and the investment community the opportunity to interact with the Company’s CEO, Bryan McLaren in real time.

“We are excited to announce our participation in the Emerging Growth Conference on March 6, 2024 as our company continues to engage with a wider audience about the impactful strides we are making in the business. This event will provide us with a platform to share our strategic vision, recent achievements, and discuss our growth trajectory in the dynamic direct to consumer cannabis real estate sphere,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties.

Mr. McLaren will perform a presentation and may subsequently open the floor for questions. Please submit your questions in advance to Questions@EmergingGrowth.com or ask your questions during the event.

Please register here to ensure you are able to attend the conference and receive any updates that are released.

https://goto.webcasts.com/starthere.jsp?ei=1650531&tp_key=ca9510e531&sti=zdpy

If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and on the Emerging Growth YouTube Channel, http://www.YouTube.com/EmergingGrowthConference.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and the overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a specialized real estate development firm for emerging and highly regulated industries, including regulated cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com